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                                                                     EXHIBIT 5.1


December 29, 2003

Roper Industries, Inc.
2160 Satellite Boulevard
Duluth, Georgia  30097

         Re:      Registration Statement on Form S-3 --
                  $4,200,000 shares of Common Stock and
                  $230,000,000 of gross proceeds at issuance of Senior Subordinated Convertible Notes due 2034

Ladies and Gentlemen:

         We have acted as counsel for Roper Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "1933 Act"), as amended, of 4,200,000 shares of common stock, par value $.01 per share, (the "Shares") pursuant to a prospectus supplement dated December 22, 2003 (the "Common Stock Prospectus Supplement") and $230,000,000 of gross proceeds at issuance of Senior Subordinated Convertible Notes due 2034 (the "Notes") pursuant to a prospectus supplement dated December 22, 2003 (the "Notes Prospectus Supplement") under the Registration Statement on Form S-3 (File No. 333-110491) filed with the Securities and Exchange Commission on November 14, 2003, and the related Registration Statement on Form S-3 (File No. 333-1114721) filed with the Securities and Exchange Commission on December 23, 2003. The Notes have been issued by the Company pursuant to an Indenture, dated November 28, 2003, between the Company and SunTrust Bank, as trustee (the "Trustee") (the "Indenture") and a Supplemental Indenture, dated December 29, 2003, between the Company and the Trustee (the "Supplemental Indenture").

         In connection with this opinion, we have examined and relied upon such records, agreements, certificates and other documents as we have deemed necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or facsimile copies and, as to certificates of public officials and officers of the Company, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

         We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture and the Supplemental Indenture were duly authorized by all requisite action of the Trustee, and that the Indenture and the Supplemental Indenture were duly executed and delivered by, and are both valid and binding agreements of, the Trustee, enforceable against the Trustee in accordance with their terms.
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         The opinions expressed herein are limited in all respects to the laws of the State of New York, the State of Delaware and the federal laws of the United States of America, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, we are of the opinion that:

                  (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

                  (ii) Upon the issuance and sale of the Shares as described in the Common Stock Prospectus Supplement, such Shares were validly issued, fully paid and non-assessable and upon issuance of the Shares upon conversion of the Notes as described in the Notes Prospectus Supplement, such Shares will be validly issued, fully paid and non-assessable; and

                  (iii) Upon the issuance and sale of the Notes as described in the Notes Prospectus Supplement, the Notes constituted valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

         The opinions set forth above are subject, as to enforcement, to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K, and further consent to the use of our name under the heading "Legal Matters" in the Common Stock Prospectus Supplement and Notes Prospectus Supplement.


                                Very truly yours,



                                /s/ King & Spalding LLP